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                                 EMPLOYMENT AGREEMENT


    THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of the 1st day of January 1997 (the "Effective Date") by and between PREMIERE RADIO NETWORKS, INC., a California corporation with an office for the conduct of its business at 15260 Ventura Boulevard, Sherman Oaks, California 91403 (the "Company"), and DANIEL M. YUKELSON, an individual residing at 148 South Wetherly Drive, Beverly Hills, California, 90211 (the "Executive").

    In consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

    1.   EMPLOYMENT AND ACCEPTANCE; TERM.

         (a) TERM. The Company hereby employs the Executive, and the Executive agrees to be employed by the Company, for a term (the "Term") commencing on the Effective Date and continuing for the period up and through December 31, 1998.

         (b) OPTION TERM. The company shall have an option (the "Option Term") exercisable in its sole discretion to extend the term of this Agreement for a term of one (1) year (the "Option Term") beyond the Initial Term by written notification of such extension to the Executive at any time prior to October 1, 1998.

         (c)  EXTENSION.  The Company will advise the Executive at least three
(3) months prior to the expiration of the Option Term if the Option shall have been exercised, or whether or not the Company intends to negotiate to extend the term of this Agreement. If the Company does not exercise the Option, or if the parties do not agree to extend the term of this Agreement prior to one month before expiration of the Option Term, the Executive may seek other employment. If the Company does not exercise the Option or the parties hereto do not agree to extend the term of this Agreement upon expiration of the Option Term, if any, Executive will be entitled to severance pay equal to one month's compensation for each year of employment.

    2.   DUTIES.

         (a) OFFICES. During the term of this Agreement, the Executive shall be employed as the Vice President/Finance and Chief Financial Officer of the Company and shall perform such duties and responsibilities as shall be reasonably assigned to the Executive by the Chairman of the Board of the Company, or which are from time to time assigned to or vested in him by the Company's Board of Directors (the "Board"), and which are customarily incident to the position of Vice President/Finance and Chief Financial


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Officer of a publicly traded independent creator, producer and  distributor of network radio programming and services.

         (b) EXCLUSIVITY. The Executive shall devote substantially all of his business time, labor, skill and energy to the business and affairs of the Company and to the duties and responsibilities specified in Section 2(a) of this Agreement; PROVIDED, HOWEVER, that the Executive may engage in other activities such as charitable, educational, religious and similar types of activities, to the extent that such activities do not prohibit or prevent the performance of the Executive's duties under this Agreement, or inhibit or conflict in any material way with the business of the Company.

         (c) NON-COMPETITION. The Executive covenants and agrees that for so long as he is actively employed by the Company he shall inform the Company of each business opportunity related to the businesses of the Company of which he becomes aware, and that he will not, directly or indirectly, exploit any such opportunity for his own account, nor will he render any services to any other person or business, or acquire any interest of any type in any other business, which is in competition with the Company; PROVIDED, HOWEVER, that the foregoing shall not be deemed to prohibit the Executive from acquiring, solely as an investment, (i) up to 10% of any securities of a partnership, trust, corporation or other entity so long as he remains a passive investor in such entity and such entity is not, directly or indirectly, in competition with the Company, or (ii) up to 5% of any securities of any publicly traded partnership, trust, corporation or other entity provided he remains a passive investor in such entity.

         (d) LOCATION. The Executive shall be employed in the Los Angeles Area. Should Company desire to change the location of Executive's employment, the Company and Executive, at that time, shall endeavor to reach a mutually agreed-upon amendment to this Agreement, if any.

    3.   COMPENSATION AND BENEFITS.

         (a) SALARY. The Company shall, during the continuance of the Executive's employment hereunder, pay to the Executive, and the Executive agrees to accept, in consideration of his services, a salary (the "Base Salary") at the rate of $109,000 during the Term hereof, payable in accordance with the Company's normal payroll practices.

         (b) BENEFITS. During the Term of this Agreement, the Executive shall be entitled to participate in all group insurance, hospitalization, medical, health and accident, profit-sharing, disability or similar plans or programs of the Company, the Company's 401(k) Plan, and the Company shall pay to the Executive a non-accountable automobile allowance in the amount of $500.00 per month. Furthermore, the Company shall reimburse Executive for his monthly health and dental plan premiums for Executive and his family, shall provide Executive with a personal life insurance policy in the minimum face


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amount of $250,000, and shall provide Executive with disability coverage with a minimum monthly disability benefit of $4,000.

         (c) DEDUCTIONS. The Company shall deduct from the Base Salary and all other cash amounts payable by the Company under the provisions of this Agreement to the Executive, or, if applicable, to his estate, legal representatives or other beneficiary designated in writing by the Executive (a "designee"), all social security taxes, all federal, state and municipal taxes and all other charges and deductions which now or hereafter are imposed by law as charges on the compensation of the Executive or charges on cash benefits payable by the Company hereunder to his estate, legal representatives or designee.

         (d) BONUS. The Executive shall be entitled to receive an annual incentive bonus (the "Bonus") during the continuance of the Executive's employment hereunder in an amount to be determined by the Board or its designees. The Bonus shall be payable within a reasonable period of time not to exceed ninety (90) days following the end of each twelve-month term of this Agreement. In addition, Company shall pay Executive quarterly bonus payments of $7,750 ($31,000 per annum), payable within fifteen (15) days of the end of each calender quarter.

         (e) OPTIONS. The Executive shall be entitled to receive employee stock options in an amount to be determined by the Board or its designees.

    4. REIMBURSEMENT OF CERTAIN EXPENSES; APPROVAL OF EXPENDITURES. The Company shall reimburse the Executive, upon production of detailed accounts and vouchers or other reasonable evidence of payment by the Executive, all in accordance with the Company's regular procedures in effect from time to time and in form suitable to establish the validity of such expenses for tax purposes, all ordinary, reasonable and necessary travel, entertainment and other expenses as shall be incurred by him in the performance of his duties hereunder, including up to Two Thousand Five Hundred Dollars ($2,500.00) in professional and/or educational expenses.

    5. VACATION. The Executive shall be entitled to paid vacation time at the rate of not less than two (2) weeks per calendar year during the term of his employment hereunder.

    6. INSURANCE. The Executive agrees to submit himself, for physical examination by any physician designated by the Board as required or advisable in connection with the obtaining of any keyman insurance policy or similar coverage which the Company may wish to obtain. The cost and expenses for such medical examinations and any such insurance shall be borne by the Company.


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    7.   CONFIDENTIAL INFORMATION.  All records, papers, models, programs and other documents and those kept or made by the Executive relating to the business or affairs of the Company and/or its clients or customers shall be and remain the property of the Company, and to the extent available shall be delivered by the Executive to the Company as required by the Board and, in any event, upon the expiration or earlier termination of the Executive's employment by the Company.

    8. INDEMNIFICATION. The Company shall indemnify the Executive and his legal representatives to the fullest extent permitted by the laws of the State of California (or the State of Delaware if the Company shall have been so reincorporated), and the Executive shall be entitled to the protection of such insurance policies which the Company hereby agrees to maintain for the benefit of its directors and officers, against all costs, charges or expenses whatsoever incurred or sustained by him or his legal representatives in connection with any action, suit or proceeding to which he or his legal representatives may be made by reason of him being or having been an officer of the Company, or because of actions taken purportedly on behalf of the Company. The Company shall, upon request by the Executive, promptly advance or pay any amount for costs, charges or expenses (including, but not limited to, legal fees and expenses incurred by counsel retained by the Executive) in respect of his right to indemnification hereunder, subject to a later determination as to the Executive's ultimate right to receive such payment.

    9. TERMINATION OF EXECUTIVE'S EMPLOYMENT. Notwithstanding the provisions of Section 1 hereof, this Agreement may be terminated prior to the expiration of the Term by the Board, in the name and on behalf of the Company, upon the happening of any of the following events: (i) upon the death of the Executive;
(ii) upon the-Total Disability of the Executive; or (iii) upon the occurrence of any material beach of any material covenant of the Executive contained in this Agreement and the continuation of such breach for a period of thirty (30) days following written notice by the company to the Executive of such breach, or in the event of willful malfeasance in the performance of his duties hereunder having a material adverse effect on the business of the Company.

    10.  CONSEQUENCES OF TERMINATION OF THIS AGREEMENT.

         (a) DEATH. In the event that this Agreement is terminated in accordance with clause (I) of Section 10 above, the Executive's estate, legal representatives or designee shall be entitled to receive, in full satisfaction of all obligations due to the Executive from the Company hereunder, the following sums:

              (I) all accrued but unpaid Base Salary and any unpaid Bonus in respect of a fiscal year ended prior to the Executive's death.

         (b) BREACH. In the event that this Agreement is terminated in accordance with clause (iii) of Section 10 above, the Executive shall be entitled to receive


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all accrued but unpaid Base Salary through the date of termination, and upon payment of said sum the Company shall have no further obligations or liabilities to the Executive hereunder.

    11.  CHANGE OF CONTROL.

         (a) In the event that a "Change of Control" (as hereinafter defined) of the Company occurs during the Term of this Agreement and within one year thereafter the employment of Executive is either terminated for reasons other than those set forth in Section 9, or the Executive voluntarily terminates his employment within 60 days after the diminution of his responsibilities: (1) if Executive so resigns, then the Company will pay Executive $140,000 upon the effectiveness of Executive's resignation; and (2) if Executive is so terminated, the Company will provide Executive with a combination of notice and severance pay equal to at least $140,000. Following the expiration of any notice period, on the effective date of Executive's termination, the Company will pay to the Executive the balance of such $140,000 in a lump sum payment. During any notice period, the Executive shall have the right to seek other employment including the right to do so during regular business hours, provided that such job search does not materially interfere in Executive's material duties for the Company.

         (b) "Change of Control" for the purposes of this Agreement shall mean any change of control which is required to be reported to the Securities and Exchange Commission or if (i.) any person or entity acquires or controls thirty percent (30%) or more of the Company's outstanding voting securities, or (ii.) During any period of two consecutive years the persons who were directors of the Company immediately prior to such period cease to constitute a majority of the Board of Directors of the Company.

    12. ASSIGNABILITY. This Agreement and the rights and obligations of the parties hereunder may not be assigned by either party for any reason without the prior written consent of the other party.

    13. ARBITRATION OF DISPUTES. Any dispute or controversy between the parties relating to or arising out of this Agreement or any amendment or modification hereof shall be determined by arbitration in Los Angeles, California by and pursuant to the rules then prevailing of the American Arbitration Association. The arbitration award shall be final and binding upon the parties and judgment may be entered thereon by any court of competent jurisdiction. The service of any notice, process, motion or other document in connection with any arbitration under this Agreement or the enforcement of any arbitration award hereunder may be effectuated either by personal service upon a party or by certified mail duly addressed to him or his executors, administrators, personal representatives, next of kin, successors or assigns, at the last known address or addresses of such party of parties. If the Executive is the prevailing party on any issue in any such arbitration proceeding, he


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shall be entitled to recover from the Company any actual expenses for attorney's fees and disbursements incurred by him.


    14. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California applicable to contracts executed in and to be performed solely within the State of California.

    15. ABILITY TO FULFILL OBLIGATIONS. Neither the Company nor the Executive is a party to or bound by any agreement which would be violated by the terms of this Agreement.

    16. NOTICE. Any notice, direction or instruction required or permitted to be given hereunder shall be given in writing and may be given by telex, telegram, facsimile transmission or similar method if confirmed by mail as herein provided; by mail if sent postage prepaid by registered mail, return receipt requested; or by hand delivery to any party at the address of the party first above set forth. If notice, direction or instruction is given by telex, telegram or facsimile transmission or similar method or by hand delivery, it shall be deemed to have been given or made on the day on which it was given, and if mailed, shall be deemed to have been given or made on the third business day following the day after which it was mailed. My party may, from time to time, by like notice give notice of any change of address and in such event, the address of such party shall be deemed to be changed accordingly.

    17. FURTHER ASSURANCES. The parties hereto agree that, after the execution of this Agreement, they will make, do, execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices, conveyances and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

    18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect among the parties. No custom or trade usage, nor course of conduct among the parties, shall be relied upon to vary the terms hereof. This Agreement may not be amended, and no provision hereof shall be waived, except by a writing signed by all of the parties to this agreement which states that it is intended to amend or waive a provision of this Agreement. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waiver any rights or fail to act in any other instance, whether or not similar.


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    19.  SEVERABILITY.  Should any provision of this Agreement be unenforceable or prohibited by any applicable law, this Agreement shall be considered divisible as to such provision which shall be inoperative, and the remainder of this Agreement shall be valid and binding as though such provision were not included herein.

    20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original.

    21. HEADINGS. All headings in this Agreement are for convenience only and will not affect the meaning of any provision hereof.

    22. SURVIVAL OF CERTAIN PROVISIONS. The provisions of Sections 8, 9 and 11 shall, to the extent applicable, continue in full force and effect notwithstanding the expiration or earlier termination of this Agreement or of the Executive's employment in accordance with the terms of this Agreement.

    23. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall inure to the benefit of, and be binding upon, the Company and any corporation with which the Company merges or consolidates, and upon the Executive and his executors, administrators, heirs and legal representatives.


    IN WITNESS WHEREOF, the Executive has executed this Agreement and the Company has caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.


                                  PREMIERE RADIO NETWORKS, INC.




                                  By:  /s/ Steven C. Lehman
                                       ----------------------------------------
                                  Name: Steven C. Lehman
                                  Title: President and Chief Executive  Officer



                                  By:  /s/ Daniel M. Yukelson
                                       ----------------------------------------
                                       Daniel M. Yukelson


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